AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT

AMENDMENT No. 1, dated as of December 23, 2020 to the Participation Agreement, (the “Agreement”), dated May 1, 2003, by and among Equitable Financial Life Insurance Company of America, formerly known as MONY Life Insurance Company of America (the “Company”), an Arizona stock life insurance company, ProFunds, a Delaware business trust, and ProFund Advisors LLC (the “Advisor”), a Maryland limited liability company (collectively, the “Parties”).

RECITALS

WHEREAS, the Parties wish to add a new Separate Account to Schedule A of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Parties hereby agree to supplement and amend the Participation Agreement as follows:

1.	Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

2.

Governing Law. THIS AMENDMENT, INCLUDING THE FORMATION, BREACH, TERMINATION, VALIDITY, INTERPRETATION AND ENFORCEMENT THEREOF, AND ALL TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS, TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD PERMIT OR REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

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IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

Equitable Financial Life Insurance Company of America, on behalf of itself and each Separate Account

By:

Print Name:	Kenneth Kozlowski

Title:	Senior Vice President
Date:	12/23/2020 | 11:56 AM EST

ProFunds

By:

Print Name:	Todd B. Johnson

Title:	President
Date:	December 23, 2020

ProFund Advisors LLC

By:

Print Name:	Michael L. Sapir

Title:	Chief Executive Officer
Date:	December 23, 2020

SCHEDULE A

Equitable Financial Life Insurance Company of America

Separate Accounts and Associated Contracts

Name of Separate Account	Contracts Funded by Separate Account
Equitable America Variable Account L	All Contracts
Equitable America Variable Account A	All Contracts
Equitable America Variable Account P	All Contracts
Equitable America Variable Account K	All Contracts
Equitable America Variable Account 70A	All Contracts

Portfolios

ProFund VP Asia 30

ProFund VP Bull

ProFund VP Dow 30

ProFund VP Europe 30

ProFund VP International

ProFund VP Japan

ProFund VP Large-Cap Growth

ProFund VP Large-Cap Value

ProFund VP Mid-Cap

ProFund VP Mid-Cap Growth

ProFund VP Mid-Cap Value

ProFund VP NASDAQ-100

ProFund VP Small-Cap

ProFund VP Small-Cap Growth

ProFund VP Small-Cap Value

ProFund VP Emerging Markets

ProFund VP UltraBull

ProFund VP UltraMid-Cap

ProFund VP UltraNASDAQ-100

ProFund VP UltraSmall-Cap

ProFund VP Bear

ProFund VP Short Dow 30

ProFund VP Short Emerging Markets

ProFund VP Short International

ProFund VP Short Mid-Cap

ProFund VP Short NASDAQ-100

ProFund VP Short Small-Cap

ProFund VP Ultrashort Dow 30

ProFund VP Ultrashort NASDAQ-100

ProFund VP Banks

ProFund VP Basic Materials

ProFund VP Biotechnology

ProFund VP Consumer Goods

ProFund VP Consumer Services

ProFund VP Financials

ProFund VP Health Care

ProFund VP Industrials

ProFund VP Internet

ProFund VP Oil & Gas

ProFund VP Pharmaceuticals

ProFund VP Precious Metals

ProFund VP Real Estate

ProFund VP Semiconductor

ProFund VP Technology

ProFund VP Telecommunications

ProFund VP Utilities

ProFund VP Falling U.S. Dollar

ProFund VP Rising Rates Opportunity

ProFund VP U.S. Government Plus

ProFund VP Money Market

Access VP High Yield Fund

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